Exhibit 4.1


                                WARRANT AGREEMENT


      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.


                                     WARRANT

                                February 8, 2005

                  To Purchase 879,996 Shares of Common Stock of
      Circle Group Holdings, Inc., an Illinois Corporation (the "Company")

     Number of Shares; Exercise Price; Term. This certifies that for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Anita Drobny ("Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and at or prior to 11:59 p.m. Central Time, on February 7, 2007 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to 879,996 (Number of Warrants) fully paid and non assessable shares (the "Shares") of the Company ("Common Stock"), at a purchase price of $1.00 per share (the "Exercise Price"). The right to purchase all of the Shares under the Warrant shall vest immediately upon issuance of this Warrant. The number of Shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, or from time to time, prior to the Expiration Time and with Piggy Back registration rights after October 1, 2005 or at such time a registration statement registering the shares of Common Stock issuable upon exercise of this Warrant has been declared effective by the Securities and Exchange Commission, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder, at the office of the Company in Mundelein, Illinois (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and upon payment of the Exercise Price for the Shares


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thereby  purchased  (by cash,  certified or cashier's  check,  or wire  transfer payable to the Company). Thereupon, the Holder as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form
representing  the  number  of  Shares  so  purchased,   and  a  new  Warrant  in
substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

     Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All Shares that may be issued upon the exercise of this Warrant shall, upon such
exercise,   be  duly  and  validly   authorized  and  issued,   fully  paid  and
non-assessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares, equal to the number of such Shares purchasable upon the exercise of this Warrant.

     No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Share to which the Holder as the holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Warrant Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Warrant Share if the Holder tenders the Exercise Price for one whole share.

     No Rights as Shareholders. This Warrant does not entitle the Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of Holder as the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissue, in lieu of this Warrant.

     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     Adjustments of Rights. The purchase price per Share and/or the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

     Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

     Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

     Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of

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determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of
shares  of  Common  Stock   outstanding   immediately  after  such  dividend  or
distribution.

     Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Sections 9(c), 9(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

     Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Sections 9, hereof, the Company shall issue and provide to the Holder as the holder of this Warrant, within ten (10) days after the event requiring the adjustment, a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

     Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

     Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder as the holder hereof.

     Notice.  All notices  hereunder  shall be in writing and shall be effective
(a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Holder set forth in the registry maintained by the Company pursuant to Section 6, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Holder as the holder may designate by ten-day advance written notice.

     Entire Agreement. This Warrant and the form attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

     IN WITNESS WHEREOF, Circle Group Holdings, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated As Of: February 17, 2005

                                     CIRCLE GROUP HOLDINGS, INC.,
                                     an Illinois corporation



                                     /s/ Gregory J. Halpern
                                     ------------------------
                                     Gregory J. Halpern - CEO

                               NOTICE OF EXERCISE


To: Circle Group Holdings, Inc.


     1. The undersigned hereby elects to purchase ________________ shares (the "Shares") of common stock $_________ par value of Circle Group Holdings, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

     The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

     Please issue a certificate or certificates representing said Shares in the name of the undersigned.

                                             ___________________________________

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.


                                              __________________________________
Date ____________________________             Signature